DAYMON ASSOCIATES, INC.

                   700 FAIRFIELD AVE,, STAMFORD, CT 06902-7337

                      TEL: 203-352-7500 - FAX: 203-352-7575


May 20, 1999

Mr. Richard A. Salter
Senior V.P,, Corporate Development
SafeScience, Inc.
31 St. James Avenue #520
Boston, MA 02116

PARTNERSHIP AGREEMENT
---------------------

The below is the partnering agreement under which we will move for-ward with on the development on the SafeScience franchise:

I. It is Daymon's intention to deliver national sales and marketing resources for the purpose of selling SafeScience brand, private label and co-branded for all customers in North America. Daymon will also represent SafeScience in international markets that we have offices. (See attached).

II. A commission will be paid for services rendered specific to execution at all customers. The commission rate will be established at 3% on all items (total net sales - customer specific).

III. A "corporate commission" will be paid based on all SafeScience sales (total net sales), for services rendered in managing the overall SafeScience program. This commission rate is established at 3% on all items, These monies will not be payable until the total value exceeds the monthly dollar amount of $15,000. Any new business rendered/developed with SafeScience will be included in this management commission, New Business will be defined as:

           - Retail Chains, Hardware Outlets, Drug Store Chains, Third Party Partnerships (i,e. EcoTerra), C Stores, Automotive Outlets, Mass Merchandisers, Club Stores, Wholesalers, FoodService Providers and Telemarkers.

IV. Recognizing the opportunity for greater continuity, better communication and efficiency, every reasonable attempt will be made to utilize the in-house services at Daymon including Creative Services, C&M Design and Marketing Research- Each department will quote for services and will be competitive to current SafeScience options or they will not participate.

V. A retainer fee of $15,000 per month will be paid to Daymon Associates to assign a dedicated person to manage the SafeScience Business. This fee will be paid the first of each month for the previous month, If both parties in the middle of the month approve this agreement, that month will be prorated according to the number of days worked. If this agreement is canceled by either party, with a 90-day notification, SafeScience will be obligated to continue commissions but will not be obligated to continue to pay the $15,000 monthly retainer.

VI. In the event our partnership dissolves, Daymon Associates will continue to represent, at established rates, the entire SafeScience line at those accounts already participating in the program as well as any Daymon customer accounts that elect to take the SafeScience program within 6 months of termination of our partnership. (Established rate of 6% - 3% corporate & 3% customer specific location).

VII. Upon completion of the signed agreement Daymon Associates will appoint a Brands Manager dedicated to the SafeScience business, SafeScience will be involved in the approval process of this individual.

VIII. SafeScience agrees that the appointed Brands Manager will work as an agent of SafeScience hired by Daymon Associates and will not be offered employment within the SafeScience organization.

IX. Daymon will be compensated on agricultural sales where we have educated the retailer to mandate usage of the SafeScience technology with the principal/grower.



/s/Pat Collins                                      /s/Richard Salter
--------------                                      -----------------
PAT COLLINS                                         RICHARD A. SALTER
Vice President                                      Senior Vice President
Daymon Associates                                   SafeScience, Inc.

Cc:        Stephen Pall

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                                DAYMON ASSOCIATES
                                CUSTOMER NETWORK
                                - INTERNATIONAL -

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